Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Deb Weyker, SVP Marketing

Phone: (920) 652-3274; Email: dweyker@bankfirst.com

Company Release – 7/18/2025

Bank First Corporation Signs Definitive Agreement to Acquire Centre 1 Bancorp, Inc.

Highlights of the Announced Transaction

•	Combines Two Strong Community Banks. Merges two relationship-driven deposit franchises with deep community roots and a shared commitment to responsive, solutions-oriented service. Both institutions maintain over one-quarter of deposits in non-interest-bearing checking accounts (significantly above the industry average of under 20%), underscoring the strength and stability of their customer relationships.
•	Strategic Geographic Alignment. This move expands Bank First’s footprint into relationship-oriented communities in southern Wisconsin and northern Illinois, marking its first out-of-state expansion into markets that complement Bank First’s existing presence without overlap. This move aligns two strong organizations in high-potential, relationship-driven markets and supports long-term value creation for customers, employees, and their communities.
•	Expanded Financial Capacity. Increases the combined asset base to nearly $6 billion, unlocking greater lending capacity, expanding service capabilities, and creating more opportunities to support the individuals, businesses, and communities Bank First serves.
•	Enhanced Shareholder Value. Delivers long-term value through combined financial strength and a shared focus on disciplined growth and relationship-based banking.

MANITOWOC, Wis. and BELOIT, Wis., July 18, 2025 /PRNewswire/ -- Bank First Corporation (Nasdaq: BFC) (“Bank First”), the holding company of Bank First, N.A., announced today the signing of an Agreement and Plan of Merger with Centre 1 Bancorp, Inc. (“Centre”), parent company of The First National Bank and Trust Company (“First National Bank and Trust”), a nationally chartered bank, under which Bank First has agreed to acquire 100% of the common stock of Centre in an all-stock transaction.

Under the terms of the Agreement and Plan of Merger, each Centre shareholder will have the right to receive 0.9200 of a share of Bank First’s common stock in exchange for each share of Centre common stock. The aggregate consideration is valued at approximately $174.3 million, based on the closing price of Bank First common stock as of July 17, 2025 of $125.78 per share.

Bank First customers will benefit from access to First National Bank and Trust’s wealth management services, further enriching the value Bank First provides. Bank First remains dedicated to delivering the personalized service its customers trust while continuing First National Bank and Trust’s proud tradition of giving back and strengthening the communities it serves. Centre shareholders and customers will benefit from Bank First’s 40% ownership interest in Ansay & Associates, an independent insurance agency providing integrated insurance, risk management, and benefit solutions to businesses, families, and individuals.

Mike Molepske, Chairman and Chief Executive Officer of Bank First, stated, “This partnership brings together two long-standing, community-focused institutions united by a shared commitment to responsive, relationship-based banking. The combination of our organizations enhances our ability to serve customers across Wisconsin and northern Illinois with greater capabilities and expanded resources.”

“Joining forces with Bank First allows us to build on a legacy of trust and service while expanding opportunities to care for the communities we serve,” stated Steve Eldred, Chairman and Chief Executive Officer of Centre. “This merger reflects a shared promise to remain dependable, approachable, and resilient, all values that have long defined our approach to banking.”

Upon completion of the merger, Steve Eldred will join the Board of Directors of Bank First and Bank First, N.A.

The Boards of Directors of Bank First and Centre have approved the Agreement and Plan of Merger. Subject to customary closing conditions, regulatory approval, and approval by Centre’s shareholders, the transaction's closing is expected to occur in the first quarter of 2026. The system conversion is anticipated in the second quarter of 2026.

As of June 30, 2025, First National Bank and Trust Company had approximately $1.55 billion in consolidated assets, $994.9 million in gross loans, $1.29 billion in deposits, and $112.6 million in consolidated stockholders’ equity. Based on the financial results as of June 30, 2025, the combined company will have total assets of approximately $5.91 billion, loans of approximately $4.58 billion and deposits of approximately $4.89 billion.

Piper Sandler & Co. served as financial advisor to Bank First, and Alston & Bird LLP served as legal counsel. Hovde Group, LLC served as financial advisor to Centre, and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel.

Bank First Corporation and Bank First, N.A.

Bank First Corporation is the holding company for Bank First, N.A., a relationship-focused financial institution headquartered in Manitowoc, Wisconsin. With total assets of approximately $4.4 billion, the bank offers a comprehensive range of financial services, including commercial, mortgage, and consumer lending, as well as various deposit and savings options. It primarily serves customers throughout central and northeastern Wisconsin. Founded in 1894, the institution has a long-standing history of supporting the communities it serves. For more information, visit www.bankfirst.com.

About Centre 1 Bancorp, Inc. and The First National Bank and Trust Company

Centre 1 Bancorp, Inc. is the holding company of The First National Bank and Trust Company, a family-owned community bank headquartered in Beloit, Wisconsin. Chartered in 1882, First National Bank and Trust Company serves customers across southern Wisconsin and northern Illinois with a strong commitment to full-service banking, investments, asset management, and exceptional service. Its dedication to delivering Sound Advice has helped position the bank as a trusted leader in the Stateline region. For additional information, visit www.bankatfirstnational.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on Bank First’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of Centre’s business into Bank First, (5) the failure to obtain the necessary approval by the shareholders of Centre, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability of the parties to obtain required governmental approvals of the merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the merger, (10) the risk that the integration of Centre’s operations into the operations of Bank First will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Bank First’s issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Bank First’s press releases and filings with the Securities and Exchange Commission (the “SEC”). Consequently, no forward-looking statement can be guaranteed. Neither Bank First nor Centre undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this news release or any related documents, Bank First and Centre claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer or solicitation would be unlawful. In connection with the proposed merger, Bank First will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Centre, and a prospectus of Bank First, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BANK FIRST, CENTRE AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of Centre seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by Bank First through the website maintained by the SEC at www.sec.gov. Documents filed with the SEC by Bank First will also be available free of charge on the Shareholder Services page of Bank First’s website at https://ir.bankfirst.com/financial-information/regulatory-filings/default.aspx, or by directing a written request to Bank First Corporation, P.O. Box 10, Manitowoc, Wisconsin 54221-0010, Attn: Kelly Dvorak. Bank First’s telephone number is (920) 652-3100.

Participants in the Transaction

Bank First, Centre and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Centre in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Bank First and its directors and officers may be found on Bank First’s Shareholder Services page at www.bankfirst.com and in Bank First’s proxy statement filed with the SEC on April 25, 2025.

Contacts

Bank First: Mike Molepske, Chairman & CEO, at mmolepske@bankfirst.com or (920) 652-3202

Centre: Don O’Day, President, at don.oday@bankatfirstnational.com or (608) 363-8007